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IDS Extra Income Fund, Inc.

Exhibit 11:      Independent Auditors' Consent.

Exhibit 17:      Financial Data Schedules

Exhibit          19(a): Directors' Power of Attorney, dated January 8, 1997.

Exhibit 19(c): Trustees Power of Attorney dated January 8, 1997.